Exhibit 10.33
REPURCHASE AGREEMENT
          This Repurchase Agreement (this “Agreement”) is made and entered into as of January 2, 2006, by and between Kenneth L. Bloom (the “Employee”) and AMH Holdings II, Inc., a Delaware corporation (the “Company”).
          WHEREAS, pursuant to an Employment Agreement, dated as of August 21, 2002, as amended by an Amended and Restated Employment Agreement, dated as of July 27, 2004, each between the Employee and Associated Materials Incorporated, a Delaware corporation and a wholly-owned subsidiary of the Company (“AMI”), the Employee was employed as an executive officer of AMI;
          WHEREAS, pursuant to an Associated Materials Holdings Inc. Stock Option Award Agreement, dated September 4, 2002 (the “2002 Award Agreement”), between the Employee and Associated Materials Holdings Inc. (“AMHI”), the Employee was awarded options to purchase shares of the common and preferred stock of AMHI, subject to the terms and conditions of the 2002 Award Agreement and of the Associated Materials Holdings Inc. 2002 Stock Option Plan (the “2002 Option Plan”).
          WHEREAS, in connection with two recapitalization transactions that closed on March 4, 2004 and December 22, 2004, respectively, (i) AMH Holdings, Inc., a Delaware corporation (“AMH”) was established as the direct parent company AMHI, (ii) the Company was established as the direct parent company of AMH, (iii) all of the currently outstanding shares of stock issued to the Employee upon the exercise of options granted pursuant to the 2002 Award Agreement have become shares of the Class B, Series II (Non-Voting) Common Stock of the Company (“B-II Company Common Stock”), (iv) the Employee has agreed, pursuant to an Agreement dated as of December 22, 2004, to exchange all of the shares of stock issuable upon the exercise of his currently unexercised options granted pursuant to the 2002 Award Agreement for shares of B-II Company Common Stock and (v) pursuant to an AMH Holdings II, Inc. Stock Option Award Agreement, dated December 22, 2004 (the “2004 Award Agreement” and, together with the 2002 Award Agreement, the “Award Agreements”), between the Employee and the Company, the Employee was granted options to purchase additional shares of B-II Company Common Stock, subject to the terms and conditions of the 2004 Award Agreement and of the AMH Holdings II, Inc. 2004 Stock Option Plan (the “2004 Option Plan”);
          WHEREAS, the Employee voluntarily terminated his employment by AMI and all of its affiliates on October 21, 2005;
          WHEREAS, pursuant to Section 5 each Award Agreement, upon the termination under any circumstances of the Employee’s employment with the Company or any of its affiliates, the Company has the right to repurchase any or all of the outstanding shares of stock issued upon the exercise of any options granted pursuant to the applicable Award Agreement, for a purchase price equal to the lesser of the fair market value thereof and the purchase price paid therefor by the Employee, in the case of a termination by the Employee;

           WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that the fair market value of the B-II Company Common Stock is currently $0.00 per share (the “Current FMV”); and
          WHEREAS, in accordance with Section 5(a) of each Award Agreement, the Company has previously delivered written notice to the Employee of its intent to repurchase all of the shares of B-II Company Common Stock owned beneficially and of record by the Employee for a purchase price equal to the Current FMV, and the Company and the Employee desire to enter into this Agreement to effect such repurchase, in accordance with Section 5(b) of each Award Agreement.
          NOW, THEREFORE, the parties hereto agree as follows:
          1. Repurchase of B-2 Company Common Stock; Waiver of Option Exercise.
          (a) The Employee hereby acknowledges and agrees that the Current FMV represents the current fair market value of the B-II Company Common Stock as of the date hereof and accordingly, pursuant to Section 5(b) of each applicable Award Agreement, does hereby sell, assign, transfer and convey unto the Company, ___ shares of B-II Company Common Stock, such shares constituting all of the currently outstanding shares of capital stock of the Company issued upon the exercise of options granted pursuant to either of the Award Agreements, as applicable (collectively the “Repurchased Stock”). Contemporaneously with the execution and delivery of this Agreement, the Employee shall deliver to the Company any and all stock certificates representing the Repurchased Stock, together with duly executed stock powers endorsed in blank or such other instruments of transfer as are reasonably acceptable to the Company.
          (b) The Employee hereby notifies the Company that he will not exercise any outstanding options which are currently exercisable pursuant to the terms of either Award Agreement, hereby waives any applicable post-termination exercise period in respect of such options as provided in Section 2(d) of the applicable Award Agreement, and hereby agrees that all of such unexercised options are hereby unconditionally and irrevocably forfeited by the Employee.
          2. Representations and Warranties of the Employee.
          The Employee hereby represents and warrants to the Company as follows:
          (a) The Employee has the legal capacity to execute this Agreement and to consummate the transactions contemplated hereby. The Employee has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Employee, enforceable against the Employee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

          (b) Neither the execution and delivery by the Employee of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Employee with any of the provisions hereof, will conflict with or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, (a) any judgment or law applicable to the Employee or (b) any material contract to which the Employee is a party or by which any of his assets or property are bound.
          (c) The Employee is the sole record and beneficial owner of, and possesses good and marketable title to, all of the Repurchased Stock, free and clear of any and all liens, security interests, charges, pledges, encumbrances, restrictions, claims or interests of any kind or nature. The Repurchased Stock constitutes all of the shares of capital stock of the Company or any of its affiliates owned of record or beneficially by the Employee or any other person or entity claiming through the Employee.
          3. Representations and Warranties of the Company.
          The Company hereby represents and warrants to the Employee as follows:
          (a) The Company has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted.
          (b) The Company has all requisite power and authority to execute this Agreement and consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. The Company has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
          (c) The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by the Company with the terms hereof will not, conflict with or result in any violation of any provision of (i) the certificate of incorporation or by-laws of the Company or (ii) any judgment or law applicable to the Company or its properties or assets.
          4. Tax Matters. The Employee shall be solely responsible for, and shall indemnify, defend and hold harmless the Company and each of its affiliates (and their respective officers, directors, employees and members) for, any liability associated with federal, state or local income tax withholding and employment tax withholding in respect of the Employee or his transferees (including all interest, penalties and additions to tax with respect thereto) resulting from, or arising with respect to, the issuance to the Employee (or transfer to any such transferee) of any equity interests in the Company or any of its affiliates, whether acquired by purchase from the Company or otherwise, or the holding by the Employee or his transferees of any such equity interests.

          5. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.
          6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          7. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.
          8. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
          9. Governing Law. This Agreement, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed solely within such state.
          10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered by hand, (ii) when transmitted by prepaid cable, telex or telecopier (provided that a copy is sent at about the same time by registered mail, return receipt requested), or (iii) three (3) days after mailing, if sent by Express Mail, Fed Ex or other express delivery service to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):
If to the Employee to:
Mr. Kenneth L. Bloom
6487 Dorset Lane
Solon, Ohio 44139
If to the Company, to:
AMH Holdings II, Inc.
3737 State Road
Cuyahoga Falls, Ohio 44223
with a copy (which shall not constitute notice) to:
White & Case LLP
1155 Avenue of the Americas
New York, NY 10036-2787

Attention: Oliver C. Brahmst, Esq.
Facsimile: (212) 354-8113
          11. Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States or America for the Southern District of New York and, by execution and delivery of this Agreement, the Employee hereby accepts for himself and in respect of his property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Employee further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by guaranteed overnight courier to the Employee at his address set forth in Section 10 hereof, such service to become effective seven (7) days after such mailing. Nothing herein shall affect the right of the Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Employee in any other jurisdiction. The Employee hereby irrevocably waives any objection which he may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
          12. Waiver of Jury Trial. The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated hereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 12 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.
          13. Entire Agreement. This Agreement constitutes the entire understanding between the Employee and the Company with respect to the subject matter hereof and supersedes all other agreements, whether written or oral, with respect to the subject matter hereof.
          14. Effectiveness. This Agreement shall become effective upon the date hereof.
* * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMH HOLDINGS II, INC.
By:
Name:
Title:

KENNETH L. BLOOM, as the Employee